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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements of Lone Star Industries, Inc. on Form S-3 (File No. 33-55377) and S-8 (File Nos. 33-55277, 33-55261, 33-55229, 333-11057 and 333-11059) of our report, dated
January 28, 1998, accompanying the consolidated financial statements and financial statement schedule of Lone Star Industries, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.

Coopers & Lybrand L.L.P.
Stamford, Connecticut
March 5, 1998

                                     (LOGO)

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